Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Marshall Murphy

(469) 549-3005

Nationstar Announces Pricing of $225 Million of Senior Notes due 2018

Lewisville, TX (September 24, 2013) – Nationstar Mortgage Holdings Inc. (NYSE: NSM) (“Nationstar”), a leading residential mortgage services company, announced today the pricing of $225 million aggregate principal amount of 6.500% Senior Notes due 2018 (the “Additional Notes”) offered by its wholly-owned subsidiaries Nationstar Mortgage LLC (the “Company”) and Nationstar Capital Corporation (together with the Company, the “Issuers”) in an underwritten public offering, which was upsized from its original $150 million launch due to significant investor demand.

The Additional Notes are a follow-on issue to the Issuers’ $250 million aggregate principal amount of 6.500% Senior Notes due 2018 issued on July 22, 2013 (the “Existing Notes”) and form a single series of debt securities with the Existing Notes. The Additional Notes will be issued at par and carry a coupon of 6.500% per annum, payable semi-annually in arrears, beginning February 1, 2014. The offering is expected to close on September 26, 2013, subject to customary closing conditions. The Additional Notes will be unsecured and will be guaranteed on a senior basis by Nationstar, Nationstar Sub1 LLC, Nationstar Sub2 LLC and certain of the Company’s wholly-owned subsidiaries.

The Issuers will use the net proceeds from this offering for general corporate purposes, which may include future acquisitions and transfers of servicing portfolios and/or related businesses from third parties, including, but not limited to, from one or more affiliates of the underwriter in this offering.

Credit Suisse Securities (USA) LLC is acting as book-running manager in connection with this offering.

This press release does not constitute an offer to sell or solicitation of an offer to purchase with respect to the Additional Notes or other securities, nor shall there be any sale of the Additional Notes in any state or jurisdiction in which such offer, solicitation or purchase would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. The Additional Notes have been issued pursuant to the Issuers’ Registration Statement on Form S-3 (No. 333-188872) previously filed by the Issuers with the Securities and Exchange Commission (the “Commission”). The Registration Statement is effective. Copies of the applicable prospectus supplement and accompanying prospectus relating to the offering may be obtained when available by contacting Credit Suisse Securities (USA) LLC, Prospectus Department, One Madison Avenue, New York, NY 10010, 1-800-221-1037; or by visiting the Commission’s website at http://www.sec.gov.

About Nationstar

Based in Lewisville, Texas, Nationstar offers servicing, origination, and real estate services to financial institutions and consumers. Nationstar is one of the largest servicers in the United States and operates an integrated loan origination business that mitigates servicing portfolio run-off and improves credit performance for loan investors. Our Solutionstar business unit offers asset management, settlement, and processing services. As of July 31, 2013, Nationstar employs over 7,700 people.

Forward-Looking Statements

Any statements in this release that are not historical or current facts are forward-looking statements. Forward-looking statements convey the Issuers’ current expectations or forecasts of future events. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Issuers’ actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Certain of these risks and uncertainties are described in the “Risk Factors” section of Nationstar’s most recent annual and quarterly reports and other required reports, as filed with the Commission, which are available at the Commission’s website at http://www.sec.gov. Unless required by law, the Issuers undertake no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date of this press release.